================================================================================

                                  EXHIBIT 23(b)

                                   CONSENT OF
                               ARTHUR ANDERSEN LLP

================================================================================

                       CONSENT OF INDEPENDENT ACCOUNTANTS


Western Bancshares of Albuquerque, Inc.

As independent public accountants, we hereby consent to the use of our report dated January 22, 1999 (except with respect to the matters discussed in Note 15, as to which the date is July 23, 1999) on the consolidated financial statements of Western Bancshares of Albuquerque, Inc. and subsidiary (and to all references to our Firm) included in or made a part of the Registration Statement on Form S-4 filed by Compass Bancshares, Inc.



                                        /s/ Arthur Andersen LLP



Albuquerque, New Mexico
October 25, 1999